UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	13-0871985
(State of Incorporation)	(I.R.S. Employer Identification No.)

One New Orchard Road Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

€1,000,000,000 3.375% Notes Due 2027 €1,250,000,000 3.625% Notes Due 2031 €1,000,000,000 3.750% Notes Due 2035 €1,000,000,000 4.000% Notes Due 2043 £750,000,000 4.875% Notes Due 2038	New York Stock Exchange, Inc. New York Stock Exchange, Inc. New York Stock Exchange, Inc. New York Stock Exchange, Inc. New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262911

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated January 30, 2023, and the Prospectus dated February 22, 2022, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on February 1, 2023, each of which form a part of the Registrant’s Registration Statement on Form S-3 (No. 333-262911), and is incorporated herein by reference.

Item 2.	Exhibits.

I. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1 - Form of the Registrant’s €1,000,000,000 3.375% Notes Due 2027.

2.2 - Form of the Registrant’s €1,250,000,000 3.625% Notes Due 2031.

2.3 - Form of the Registrant’s €1,000,000,000 3.750% Notes Due 2035.

2.4 - Form of the Registrant’s €1,000,000,000 4.000% Notes Due 2043.

2.5 - Form of the Registrant’s £750,000,000 4.875% Notes Due 2038.

2.6 - Indenture dated as of October 1, 1993 between IBM and The Bank of New York Mellon, as Trustee (filed as Exhibit 4.1 to IBM’s Form 10-Q for the quarter ended September 30, 2017 and hereby incorporated by reference).

2.7 - First Supplemental Indenture to Indenture dated as of October 1, 1993 between IBM and The Bank of New York Mellon, as Trustee, dated as of December 15, 1995 (filed as Exhibit 4.2 to IBM’s Form 10-Q for the quarter ended September 30, 2017 and hereby incorporated by reference).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Registrant)

By:	/s/ Simon J. Beaumont
	Name:	Simon J. Beaumont
	Title:	Vice President and Treasurer

Date: February 3, 2023